As filed with the Securities and Exchange Commission on January 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1406262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5501 South Broadband Lane

Sioux Falls, South Dakota 57108

(Address, Including Zip Code, of Principal Executive Offices)

Meta Financial Group, Inc.

2002 Omnibus Incentive Plan

(Full Title of the Plan)

Glen W. Herrick

Executive Vice President and

Chief Financial Officer

5501 South Broadband Lane

Sioux Falls, South Dakota 57108

(605) 782-1767

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawrence D. Levin, Esq.

Mark J. Reyes, Esq.

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Telephone No.: (312) 902-5200

Facsimile No.: (312) 902-1061

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	450,000 shares(1)	$104.425(2)	$46,991,250(2)	$5,851(2)

(1)	Meta Financial Group, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an additional 450,000 shares of common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (the “2002 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the 2002 Plan relating to adjustments resulting from any stock dividend, stock split, recapitalization or similar change.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $104.425 per share represents the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Select Market on January 22, 2018.

EXPLANATORY NOTE

A Registration Statement on Form S-8 has been filed previously with the Securities and Exchange Commission (the “Commission”) on each of November 3, 2003 (File No. 333-110200), March 19, 2007 (File No. 333- 141407), and June 11, 2008 (File No. 333- 151604) covering securities issued or issuable under the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (the “2002 Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 450,000 shares of Common Stock issuable under the 2002 Plan and hereby incorporates by reference the contents of the prior Registration Statements except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) the Registrant’s annual report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Commission on November 29, 2017;

(2) the Registrant’s current reports on Form 8-K, filed with the Commission on November 28, 2017, January 2, 2018, January 9, 2018 and January 24, 2018; and

(3) the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2018 annual meeting of stockholders held on January 22, 2018 incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017; and

(4) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 29, 1993, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports to the extent furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1	Opinion of Katten Muchin Rosenman LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Amended and Restated Meta Financial Group, Inc. 2002 Omnibus Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 24, 2018).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on the 24th day of January, 2018.

META FINANCIAL GROUP, INC.

By:	/s/ J. Tyler Haahr
Name: J. Tyler Haahr
Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Tyler Haahr or Glen W. Herrick, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities stated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Tyler Haahr J. Tyler Haahr	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 24, 2018

/s/ Douglas J. Hajek Douglas J. Hajek	Director	January 24, 2018

/s/ Bradley C. Hanson Bradley C. Hanson	Director and President	January 24, 2018

/s/ Elizabeth G. Hoople Elizabeth G. Hoople	Director	January 24, 2018

/s/ Frederick V. Moore Frederick V. Moore	Vice Chairman and Lead Director	January 24, 2018

/s/ Becky S. Shulman Becky S. Shulman	Director	January 24, 2018

/s/ Kendall E. Stork Kendall E. Stork	Director	January 24, 2018

/s/ Glen W. Herrick Glen W. Herrick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 24, 2018

/s/ Sonja A. Theisen Sonja A. Theisen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 24, 2018

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